Exhibit 99.1

News Release

Babcock & Wilcox Announces Agreement to Sell Its

Diamond Power International Business

- $177 million in total consideration subject to customary fees and adjustments

- Industrial, utility and data center power demand is increasing globally

- B&W now well-capitalized and poised to leverage growth in 2025 and beyond

(AKRON, Ohio – June 5, 2025) – Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) (NYSE: BW) announced today that it has reached an agreement to sell its Diamond Power International business (“Diamond Power”) to Austria-based ANDRITZ for $177 million, subject to customary fees and adjustments. The sale is expected to close within approximately 30 days and will include the transfer of approximately 400 employees to ANDRITZ.

“B&W has had strong start to 2025 and has achieved the highest bookings and backlog in decades from our parts and services business in addition to our already strong backlog from Thermal projects, upgrades and construction, primarily in North America,” said Kenneth Young, B&W Chairman and Chief Executive Officer. “Our core parts, services and construction businesses demonstrated solid performance in Q1 and continue to excel in Q2 as the rising energy needs of data centers and industrial and utility markets fuels demand for our offerings. The sale of Diamond Power, which achieves annual revenues in the range of $114 million, will be transformational and will reinforce the value of our underlying assets as we re-capitalize our businesses going forward.”

“With a strong balance sheet, we are well-positioned to win new gas conversions, plant upgrades and behind-the-meter data center projects in North America and beyond,” Young added. “We’re also seeing additional demand for our BrightLoop™ technologies – both for steam generation and hydrogen production that can produce energy with lower costs and expenditures than other hydrogen technologies. Our unique technology -- which is capable of supporting utilities and industries with low-cost hydrogen and steam generation while capturing CO2 -- demonstrates the spirit of innovation and strong engineering capabilities that have driven B&W throughout its history and will be the foundation of our growth strategy for years to come.”

“Diamond Power provides boiler cleaning and monitoring solutions for utilities and industries around the world, and we’re grateful for the decades of hard work and dedication shown by its employees,” said Christopher Riker, B&W Executive Vice President and Chief Operating Officer. “We look forward to working closely with ANDRITZ to ensure a smooth transition and to our continued collaboration on boiler cleaning solutions in the future.”

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn and learn more at babcock.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to an agreement to sell its Diamond Power businesses to ANDRITZ, demand for our products, future projects, and growth strategy. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
Investor Relations	Ryan Cornell
Babcock & Wilcox	Public Relations
704.625.4944	Babcock & Wilcox
investors@babcock.com	330.860.1345
rscornell@babcock.com